Exhibit 10.1
                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made, entered into and effective as of April 1, 2004 (the "Effective Date"), between HQ Sustainable Maritime Industries Inc., a Delaware corporation with its principal place of business located at 14 Wall Street suite 2000, New York, NY 10005 (the "Company"), and Harry Wang, an individual residing at 225 Rector Park suite 23G, New York NY USA 10280 (the "Executive").

         WHEREAS, prior commencing to the Effective Date (the "Inception Date"), the Executive has been employed by, and has been performing executive services for, the Company; and

         WHEREAS, the Company and the Executive wish to memorialize the terms and conditions of the Executive's employment by the Company in the position of Managing Director;

         NOW,  THEREFORE,   in  consideration  of  the  covenants  and  promises
contained herein, the Company and the Executive agree as follows:

         1. Employment Period. The Company offers to employ the Executive, and the Executive agrees to be employed by Company, in accordance with the terms and subject to the conditions of this Agreement, commencing on the Effective Date and terminating on the fifth anniversary of the Effective Date (the "Scheduled Termination Date"), unless terminated in accordance with the provisions of paragraph 11 hereinbelow, in which case the provisions of paragraph 11 shall control, provided however, that unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least six (6) months prior to the Scheduled Termination Date, this Agreement shall automatically renew for an additional five-year period commencing on the day after the Scheduled Termination Date and terminating on the fifth anniversary of the day after the Scheduled Termination Date. The Executive affirms that no obligation exists between the Executive and any other entity which would prevent or impede the Executive's immediate and full performance of every obligation of this Agreement.

         2. Position and Duties. During the term of the Executive's employment hereunder, the Executive shall continue to serve in, and assume duties and responsibilities consistent with, the position of Managing Director, unless and until otherwise instructed by the Company. The Executive agrees to devote substantially all of his working time, skill, energy and best business efforts during the term of his employment with the Company, and the Executive shall not engage in activities outside the scope of his employment with the Company if such activities would detract from or interfere with his ability to fulfill his responsibilities and duties under this Agreement or require substantial amounts of his time or of his services. Notwithstanding anything to the contrary contained herein, the Executive may hold officer and non-executive director positions (or the equivalent position) in or at other entities that are affiliated and not affiliated with the Company. The Company acknowledges that the Executive currently holds, and acknowledges the Executive's right to continue to hold, such positions in such entities and to continue to fulfill his obligations in connection with holding such positions in such entities so long as it does not interfere with his ability to perform his duties and responsibilities hereunder.

         3. No Conflicts. The Executive covenants and agrees that for so long as he is employed by the Company, he shall inform the Company of each and every business opportunity related to the business of the Company of which he becomes aware, and that he will not, directly or indirectly, exploit any such opportunity for his own account, nor will he render any services to any other person or business, acquire any interest of any type in any other business or engage in any activities that conflict with the Company's best interests or which is in competition with the Company.

         4. Hours of Work. The Executive's normal days and hours of work shall coincide with the Company's regular business hours. The nature of the Executive's employment with the Company requires flexibility in the days and hours that the Executive must work, and may necessitate that the Executive work on other or additional days and hours.

         5. Location. The locus of the Executive's employment with the Company shall be the Company's office located at 140 Broadway, 46th Floor, New York, NY 10005.



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         6. Compensation.

         a. Base Salary. During the term of this Agreement, the Company shall pay, and the Executive agrees to accept, in consideration for the Executive's services hereunder, pro rata bi-weekly payments of the annual salary of $100,000.00, less all applicable taxes and other appropriate deductions. The Executive's base salary shall be increased annually, on January 1 of each calendar year, in amount no less than ten percent (10%). In addition, the Company's Board of Directors (the "Board") shall review the Executive's base salary annually to determine whether it should be increased more than ten percent (10%). The decision to increase the Executive's base more than ten percent (10%) and the amount of any such increase shall be within the Board's sole discretion.

         b. Annual Bonus. During the term of this Agreement, the Executive shall be entitled to an annual bonus in an amount no less than $100,000.00 for each calendar year (or pro-rata portion thereof in the case of a period of less than twelve (12) months). The decision to pay any annual bonus to the Executive in excess of $100,000.00, and the amount of any annual bonus increment in excess of $100,000.00, shall be within the Board's sole discretion based on its review of the operating performance of the Company during the preceding fiscal year. Each annual bonus shall be paid by the Company to the Executive promptly after the first meeting of the Board following the previous calendar year, but in no case later than March 30th of each year.

         7. Expenses. During the term of this Agreement, the Executive shall be entitled to payment or reimbursement of any reasonable expenses paid or incurred by him in connection with and related to the performance of his duties and responsibilities hereunder for the Company. All requests by the Executive for payment of reimbursement of such expenses shall be supported by appropriate invoices, vouchers, receipts or such other supporting documentation in such form and containing such information as the Company may from time to time require, evidencing that the Executive, in fact, incurred or paid said expenses.

         8. Vacation. During the term of this Agreement, the Executive shall be entitled to accrue, on a pro rata basis, 25 vacation days, per year. The Executive shall be entitled to carry over any accrued, unused vacation days from year to year without limitation.

         9. Stock Options. Subject to the adoption of a stock option plan (the "Stock Option Plan") by the Board, the Company hereby agrees that the Executive shall be eligible for non-qualified stock options on the terms and conditions hereinafter stated:

         a. Grant of Options. On the later of the Effective Date or the date that the Board adopts the Stock Option Plan (the "Grant Date"), the Company will grant the Executive an option to purchase an aggregate of twenty percent (20%) of the then fully diluted shares of the Company's common voting stock that are made available under the Stock Option Plan. In addition, at the beginning of each calendar quarter occurring after the Grant Date but during the term of this Agreement, the Company will grant the Executive an option to purchase an aggregate of five percent (5%) of the then fully diluted shares of the Company's common voting stock that are made available under the Stock Option Plan. Each grant shall be evidenced by an Option Agreement in a form substantially identical to EXHIBIT A, attached hereto and made a part hereof.

         b. Option Price. The per share exercise price of options granted pursuant to this paragraph 9 shall be the fair market value per share of Company common voting stock on the date such option is granted.

         c. Vesting and Exercise. Fifty percent (50%) of the options granted on the Grant Date shall be vested and exercisable from and after the Grant Date and the remaining fifty percent (50%) of the options granted on the Grant Date shall vest and become exercisable on the first anniversary of the Grant Date. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the Stock Option Plan.


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         d.  Accelerated  Vesting.  In the event  the  Executive  is  terminated without Cause or terminates this agreement for Good Reason, all granted and unvested options granted pursuant to this Agreement shall immediately vest and shall become immediately exercisable by the Executive.

         e. Payment. The full consideration for any shares purchased by the Executive shall be paid in cash or on such other terms as the Executive and the Company may agree.

         10. Other Benefits.

         a. During the term of this Agreement, the Executive shall be eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, "Benefit Plans"), in substantially the same manner and at substantially the same levels as the Company makes such opportunities available to the Company's managerial or salaried employees executive employees.

         b. Notwithstanding anything contained in paragraph 10(a) hereinabove to the contrary:

                  (i) The cost of the Executive's coverage under the Benefit Plans providing health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance, shall be paid by the Company.

                  (ii) The Executive's spouse and dependent minor children will be covered under the Benefit Plans providing health, medical, dental, and vision benefits, and the cost of such coverage shall be paid by the Company.

                  (iii) The Company shall reimburse the Executive for any out-of-pocket expenses incurred in connection with the Benefit Plan coverages provided in this paragraph 10 as the result of any deductible or co-insurance provision of any insurance policy; provided, that any such reimbursements shall not exceed Ten Thousand Dollars ($10,000.00) per calendar year.

                  (iv) The Company will purchase, at its expense, long-term disability insurance providing the Executive with payments of $10,000.00 per month until age sixty-five (65); provided however, that if the cost of such long-term disability insurance coverage exceeds $12,000.00 per year, the
Executive shall be required to pay any premium amount in excess of $12,000.00 per year and if the Executive chooses not to pay such excess premium amount, the Company shall only be required to provide as much long-term disability insurance as can be purchased for $12,000 per year.

         (v) The Company shall purchase a directors and officers liability insurance policy or otherwise obtain directors and officers liability insurance coverage, in the amount of Five Million Dollars ($5,000,000.00), for the Executive as soon as practicable after the closing of that certain share exchange with Pacific Technology, Inc, a Delaware Corporation ("PTI"), pursuant to which, among other things, the Company's stockholders will exchange all of the issue and outstanding common stock of the Company held thereby for newly issued shares of common stock of PTI constituting 60% of the issue and outstanding common stock of PTI (the "Transaction"), but in no event later than the end of the Company's first fiscal year following the closing of the Transaction.

         11. Termination of Employment.

         a. Death. In the event that, during the term of this Agreement, the Executive dies, this Agreement and the Executive's employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executor's heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the date of death. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         b. "Disability." In the event that, during the term of this Agreement, the Executive shall be prevented from performing his duties and responsibilities hereunder to the full extent required by the Company by reason of "Disability," as defined hereinbelow, this Agreement and the Executive's employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executor's heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the date of Disability. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions through the last date of the Executive's employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions. For purposes of this Agreement, "Disability" shall mean a physical or mental disability that prevents the performance by the Executive, with or without reasonable accommodation, of his duties and responsibilities hereunder for a continuous period of not less than four consecutive months, or not less than an aggregate of four months during any one-year period.

         c. "Cause."

                  (i) At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean: (a) the willful and continued failure of the Executive to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from a Disability) after a written demand for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Company believes that the Executive has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the Executive within thirty (30) days of his receipt of said written demand; (b) the conviction of, or plea of guilty or nolo contendre to, a felony, after the exhaustion of all available appeals; or (c) the willful engaging by the Executive in gross misconduct which is materially and demonstratively injurious to the Company, after a written demand to cease or cure such gross misconduct is delivered to the Executive by the Company, which specifically identifies the manner in which the Company believes that the Executive has committed gross misconduct that is materially and demonstratively injurious to the Company, which gross misconduct does not cease or is not cured by the Executive within thirty (30) days of his receipt of said written demand.

                  (ii) Termination of the Executive for "Cause" pursuant to paragraphs 11(c)(i)(a) and (c) shall be made by delivery to the Executive of a copy of the written demand referred to in paragraphs 11(c)(i)(a) and (c), or pursuant to paragraphs 11(c)(i)(b) by a written notice, either of which shall specify the basis of such termination and the particulars thereof and finding that in the reasonable judgment of the Company, the conduct set forth in paragraph 11(c)(i)(a), 11(c)(i)(b) or 11(c)(i)(c), as applicable, has occurred and that such occurrence warrants the Executive's termination.

                  (iii) Upon termination of this Agreement for "Cause," the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         d. "Good Reason."

                  (i) At any time during the term of this Agreement, subject to the conditions set forth in paragraph 11(d)(iii) hereinbelow, the Executive may terminate this Agreement and the Executive's employment with the Company for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's consent, of any of the following events: (a) the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Inception Date; (b) the assignment to the Executive of a title that is different from and subordinate to the title specified in paragraph 2 hereinabove, or (c) a Change of Control (as defined in paragraph 11(d)(ii) hereinbelow).

                  (ii) For purposes of this Agreement, "Change of Control" means the Company's Board votes to approve: (a) any consolidation or merger of the Company pursuant to which 50 percent or less of the outstanding voting securities of the surviving or resulting company are not owned collectively by the common share and warrant holders of Iempower, Inc. as of March 15, 2004 (the "Current Control Group"); (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100 percent of the outstanding voting securities of such company after any such transfer; (c) any person or persons (as such term is used in Section 13(d) of the Exchange Act of 1934, as amended), other than the Current Control Group, shall acquire or become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of 50 percent or more of outstanding voting securities of the Company; or (d) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than 50 percent of the then outstanding voting securities of the Company.

                  (iii) The Executive shall not be entitled to terminate his employment with the Company and this Agreement for "Good Reason" unless and until (a) he shall have received written notice from the Company of the occurrence of an event constituting "Good Reason" as that term is defined in paragraph 11(d)(i) and (ii) hereinabove, which written notice the Company shall deliver to the Executive within five (5) business days of the occurrence of any such event; (ii) he shall have delivered written notice to the Company of his intention to terminate this Agreement or his employment with the Company for "Good Reason," which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for "Good Reason," within 30 days of his receipt from the Company of the written notice described in paragraph 11(d)(iii)(a) hereinabove, the Executive's having obtained actual knowledge of a "Good Reason;" and (c) the Company shall not have eliminated the circumstances constituting "Good Reason" within 30 days of its receipt from the Executive of the written notice described in paragraph 11(d)(iii)(a) hereinabove.

                  (iv) In the event that the Executive terminates this Agreement and his employment with the Company for "Good Reason," the Company shall pay or provide to the Executive (or, following his death, to the Executive's heirs, administrators or executors): (a) any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company; (b) the Executive's full base salary (including guaranteed annual ten percent (10%) increases) through the Scheduled Termination Date; (c) the Executive's guaranteed annual bonuses in the amount of $50,000.00 that he would have been awarded through the Scheduled Termination Date; (d) the value of vacation days that the Executive would have accrued through the Scheduled Termination Date; (e) continued coverage, at the Company's expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Scheduled Termination Date ("Continued Benefits"); and (f) severance in an amount equal to the sum of the Executive's annual base salary in effect immediately prior to his last date of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

                  (v) The Executive, at his option, shall be entitled to receive the amounts described in paragraphs 11(d)(iv)(b) and (c) hereinabove in a lump sum within forty-five (45) days of his last date of employment with the Company. To exercise such option, the Executive shall deliver to the Company written notice therefore within ten (10) business days after his last date of employment with the Company. If the Executive fails to deliver such written notice within ten (10) business days after his last date of employment with the Company, the amounts described in paragraphs 11(d)(iv)(b) and (c) hereinabove shall be paid to the Executive in the same manner as they would have been paid, in accordance with the provisions of paragraphs 6(a) and (b), had the Executive remained employed by the Company. The amount described in paragraph 11(d)(iv)(f) shall be paid to the Executive within forty-five (45) days of the Executive's last date of employment with the Company.

                  (vi) The Executive shall have no duty to mitigate his damages, except that Continued Benefits shall be canceled or reduced to the extent of any comparable benefit coverage offered to the Executive during the period prior to the Scheduled Termination Date by a subsequent employer or other person or entity for which the Executive performs services, including but not limited to consulting services.

         e. Without "Cause."


                  (i) By The Executive. At any time during the term of this Agreement, the Executive shall be entitled to terminate this Agreement and the Executive's employment with the Company without "Cause," as that term is defined in paragraph 11(c)(i) hereinabove, by providing prior written notice of at least thirty (30) days to the Company. Upon termination by the Executive of this Agreement and the Executive's employment with the Company without "Cause," the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary, pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

                  (ii) By The Company. At any time during the term of this Agreement, the Company shall be entitled to terminate this Agreement and the Executive's employment with the Company without "Cause," as that term is defined in paragraph 11(c)(i) hereinabove, by providing prior written notice of at least ninety (90) days to the Executive. Upon termination by the Company of this Agreement and the Executive's employment with the Company without Cause, the Company shall pay or provide to the Executive (or, following his death, to the Executive's heirs, administrators or executors): (a) any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company; (b) the Executive's full base salary (including guaranteed annual ten percent (10%) increases) through the Scheduled Termination Date; (c) the Executive's guaranteed annual bonuses in the amount of $50,000.00 that he would have been awarded through the Scheduled Termination Date; (d) the value of vacation days that the Executive would have accrued through the Scheduled Termination Date; (e) continued coverage, at the Company's expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Scheduled Termination Date ("Continued Benefits"); and (f) severance in an amount equal to the sum of the Executive's annual base salary in effect immediately prior to his last date of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

                           (a) The Executive,  at his option,  shall be entitled
to receive the amounts described in paragraphs 11(e)(iv)(b) and (c) hereinabove in a lump sum within forty-five (45) days of his last date of employment with the Company. To exercise such option, the Executive shall deliver to the Company written notice therefore within ten (10) business days after his last date of employment with the Company. If the Executive fails to deliver such written notice within ten (10) business days after his last date of employment with the Company, the amounts described in paragraphs 11(e)(iv)(b) and (c) hereinabove shall be paid to the Executive in the same manner as they would have been paid, in accordance with the provisions of paragraphs 6(a) and (b), had the Executive remained employed by the Company. The amount described in paragraph 11(e)(iv)(f) shall be paid to the Executive within forty-five (45) days of the Executive's last date of employment with the Company.

         12. Confidential Information.

                  a. The Executive expressly acknowledges that, in the performance of his duties and responsibilities with the Company, he has been exposed since the Inception Date, and will be exposed, to the trade secrets, business and/or financial secrets and confidential and proprietary information of the Company, its affiliates and/or its clients or customers ("Confidential Information"). The term "Confidential Information" means, without limitation, information or material that has actual or potential commercial value to the Company, its affiliates and/or its clients or customers and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers.

                  b. Except as authorized in writing by the Board, during the performance of the Executive's duties and responsibilities for the Company and
(i) until such time as any such Confidential Information becomes generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers, or (ii) for one year following the termination of the Executive's employment by the Company for any reason, whichever is earlier, the Executive agrees to keep strictly confidential and not use for his personal benefit or the benefit to any other person or entity the Confidential Information, whether or not prepared or developed by the Executive. Confidential Information includes, without limitation, the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, and whether or not marked "trade secret" or "confidential" or any similar legend: (i) lists of and/or information concerning customers, suppliers, employees, consultants, and/or co-venturers of the Company, its affiliates or its clients or customers; (ii) information submitted by customers, suppliers, employees, consultants and/or co-venturers of the Company, its affiliates and/or its clients or customers; (iii) information concerning the business of the Company, its affiliates and/or its clients or customers, including, without limitation, cost information, profits, sales information, prices, accounting, unpublished financial information, business plans or proposals, markets and marketing methods, advertising and marketing strategies, administrative procedures and manuals, the terms and conditions of the Company's contracts and trademarks and patents under consideration, distribution channels, franchises, investors, sponsors and advertisers; (iv) technical information concerning products and services of the Company, its affiliates and/or its clients or customers, including, without limitation, product data and specifications, diagrams, flow charts, know how, processes, designs, formulae, inventions and product development; (v) lists of and/or information concerning applicants, candidates or other prospects for employment, independent contractor or consultant positions at or with any actual or prospective customer or client of Company and/or its affiliates, any and all confidential processes, inventions or methods of conducting business of the Company, its affiliates and/or its clients or customers; (vi) any and all versions of proprietary computer software (including source and object code), hardware, firmware, code, discs, tapes, data listings and documentation of the Company, its affiliates and/or its clients or customers; (vii) any other information disclosed to the Executive by, or which the Executive obtained under a duty of confidence from, the Company, its affiliates and/or its clients or customers; (viii) all other information not generally known to the public which, if misused or disclosed, could reasonably be expected to adversely affect the business of the Company, its affiliates and/or its clients or customers.

                  c. The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of his prior employer(s) in providing services to the Company.

                  d. In the event that the Executive's employment with the Company terminates for any reason, the Executive shall deliver forthwith to the Company any and all originals and copies of Confidential Information.

         13. Ownership And Assignment of Inventions.

                  a. The Executive acknowledges that, in connection with his duties and responsibilities relating to his employment with the Company, he and/or other employees of the Company working with him, without him or under his supervision, may create, conceive of, make, prepare, work on or contribute to the creation of, or may be asked by the Company or its affiliates to create, conceive of, make, prepare, work on or contribute to the creation of, without limitation, lists, business diaries, business address books, documentation, ideas, concepts, inventions, designs, works of authorship, computer programs, audio/visual works, developments, proposals, works for hire or other materials ("Inventions"). To the extent that any such Inventions relate to any actual or reasonably anticipated business of the Company or any of its affiliates, or falls within, is suggested by or results from any tasks assigned to the Executive for or on behalf of the Company or any of its affiliates, the Executive expressly acknowledges that all of his activities and efforts relating to any Inventions, whether or not performed during his or the Company's regular business hours, are within the scope of his employment with the Company and that the Company owns all right, title and interest in and to all Inventions, including, to the extent that they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Inventions. The Executive also acknowledges and agrees that the Company owns and is entitled to sole ownership of all rights and proceeds to all Inventions.

                  b. The Executive expressly acknowledges and agrees to assign to the Company, and hereby assigns to the Company, all of the Executive's right, title and interest in and to all Inventions, including, to the extent they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Inventions.

                  c. In connection with all Inventions, the Executive agrees to disclose any Invention promptly to the Company and to no other person or entity. The Executive further agrees to execute promptly, at the Company's request, specific written assignments of the Executive's right, title and interest in any Inventions, and do anything else reasonably necessary to enable the Company to secure or obtain a copyright, patent, trademark or other form of protection in or for any Invention in the United States or other countries.

                  d. The Executive acknowledges that all rights, waivers, releases and/or assignments granted herein and made by the Executive are freely assignable by the Company and are made for the benefit of the Company and its Affiliates, subsidiaries, licensees, successors and assigns.

         14. Non-Competition And Non-Solicitation.

                  a. The Executive agrees and acknowledges that the Confidential Information that the Executive has already received and will receive are valuable to the Company, its affiliates and/or its clients or customers, and that its protection and maintenance constitutes a legitimate business interest of Company, its affiliates and/or its clients or customers to be protected by the non-competition restrictions set forth herein. The Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on the Executive. The Executive also acknowledges that the products and services developed or provided by the Company, its affiliates and/or its clients or customers are or are intended to be sold, provided, licensed and/or distributed to customers and clients in and throughout the United States ("the Geographic Boundary"), and that the Geographic Boundary, scope of prohibited competition, and time duration set forth in the non-competition restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates and/or its clients or customers.

                  b. The Executive hereby agrees and covenants that he shall not, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than a holder of less than one percent (1%) of the outstanding voting shares of any publicly held company), or whether on the Executive's own behalf or on behalf of any other person or entity or otherwise howsoever, during the Executive's employment with the Company and for a period of one year following after the termination of this Agreement or of the Executive's employment with the Company for any reason, in the Geographic Boundary:

                           (i)  Engage,  own,  manage,   operate,   control,  be
employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the "Business of the Company." The "Business of the Company" is defined as providing financing to students in the United States to defray the cost of higher education (college, post-college graduate school and post-college professional school) in the United States.

                           (ii)  Recruit,  hire,  induce,   contact,  divert  or
solicit, or attempt to recruit, hire, induce, contact, divert or solicit, any employee, consultant or independent contractor of the Company to leave the employment thereof, whether or not any such employee, consultant or independent contractor is party to an employment agreement.

         15. Dispute Resolution. The Executive and the Company agree that any dispute or claim, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Executive's employment with Company shall be resolved exclusively through final and binding arbitration under the auspices of the American Arbitration Association. The arbitration shall be held in the Borough of Manhattan, New York, New York. The arbitration shall proceed in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") in effect at the time the claim or dispute arose, unless other rules are agreed upon by the parties. The arbitration shall be conducted by one arbitrator who is a member of the AAA, unless the parties mutually agree otherwise. The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them. The arbitrators may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this paragraph of this Agreement shall be governed and construed in accordance with the United States Federal Arbitration Act, 9. U.S.C. ss.1, et seq. More specifically, the parties agree to submit to binding arbitration any claims for unpaid wages or benefits, or for alleged discrimination, harassment, or retaliation, arising under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, Sections 1981 through 1988 of Title 42 of the United States Code, COBRA, the New York State Human Rights Law, the New York City Human Rights Law, and any other federal, state, or local law, regulation, or ordinance, and any common law claims, claims for breach of contract, or claims for declaratory relief. The Executive acknowledges that the purpose and effect of this paragraph is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to him in the event of an employment-related dispute between him and the Company. Therefore, the Executive hereby waives his right to have any such employment-related dispute heard by a court or jury, as the case may be, and agrees that his exclusive procedure to redress any employment-related claims will be arbitration.

         16. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed United States Certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

If to the Company:

HQ Sustainable Maritime Industries Inc.
14 Wall Street suite 2000
New York, NY
USA 10005

If to the Executive:

Harry Wang
225  Rector Park  suite 23G
New York NY
USA  10280

         17. Miscellaneous.

                  a. Telephones, stationery, postage, e-mail, the internet and other resources made available to the Executive by the Company, are solely for the furtherance of the Company's business.


                  b. All issues and disputes concerning, relating to or arising out of this Agreement and from the Executive's employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to that State's principles of conflicts of law.

                  c. The Executive and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

                  d. The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Executive, for the Executive's threatened or actual breach of paragraphs 12, 13 and 14 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of paragraphs 12, 13 and 14 of this Agreement. The Executive and the Company agree that any pursuit of equitable relief in respect of paragraphs 12, 13 and 14 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of paragraph 15 of this Agreement.

                  e. Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

                  f. The Executive and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Executive affirms that he fully understands this Agreement's meaning and legally binding effect. Each party has participated fully and equally in the negotiation and drafting of this Agreement. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by him or it in entering into this Agreement.

                  g. The Executive's obligations under this Agreement are personal in nature and may not be assigned by the Executive to any other person or entity.

                  h. This instrument constitutes the entire Agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may be amended only by a writing signed by the Company and the Executive.

                  i. This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

                  [remainder of page intentionally left blank]

THE EXECUTIVE STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES. UNDERSTOOD, AGREED, AND ACCEPTED:



HARRY WANG                               HQ SUSTAINABLE MARITIME INDUSTRIES INC.



___________________________                          By:________________________
                                                           Name:
                                                           Title:

Date:_____________________                           Date:______________________